Exhibit 31.2

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Caroline Beasley, certify that:

1.
I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Beasley Broadcast Group, Inc.; and
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 28, 2026		/s/ Caroline Beasley
	Title:	Chief Executive Officer (principal executive officer and principal financial officer)